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                                                                     Exhibit 3.3

                            CERTIFICATE OF AMENDMENT

                                       OF

                            ARTICLES OF INCORPORATION

K. N. McGrath and S. J. Petrucci certify that:

1. They constitute a majority of the directors of Hughes Communications Direct Broadcast Service, Inc., a California corporation (the "Corporation").

2. They hereby adopt the following amendment of the Articles of Incorporation of this Corporation:

          Article I of the Articles of Incorporation of this Corporation is amended to read as follows:

                                       "I

                         The name of the Corporation is:

                                 DirecTv, Inc."

3. The foregoing amendment of articles of incorporation has been duly approved by the board of directors.

4.        No shares have been issued.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date: July 13, 1992

                                                  /s/ K. N. McGrath
                                            -----------------------------
                                               K. N. McGrath, Director

                                                  /s/ S. J. Petrucci
                                            -----------------------------
                                               S. J. Petrucci, Director